PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To Prospectus Supplement and Prospectus dated June 16, 2000      Rule 424(b)(3)
and June 15, 2000, respectively) Prospectus number: 1991


                            Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:             $220,000,000


CUSIP Number:                 59018YAF8


Interest Rate:                7.12000%


Original Issue Date:          July 24, 2000


Stated Maturity Date:         July 24, 2001


Interest Payment Dates:       At Maturity
                              0

Repayment at the Option
of the Holder:                The Notes  cannot be  repaid  prior to the  Stated
                              Maturity Date.

Redemption at the Option
of the Company:               The Notes  cannot be redeemed  prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        July 20, 2000